UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 17, 2016 (August 17, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Stockholders for 2016 was held on August 17, 2016. The requisite quorum for the meeting of 40.0% was present. At the meeting, stockholders voted as follows:

Election of Directors:

Nominees	For	Withheld	Broker Non-Votes
Thomas K. Equels	90,275,586	5,706,823	59,947,866
Peter W. Rodino III	89,862,464	6,119,945	59,947,866
William M. Mitchell	90,193,821	5,788,588	59,947,866
Stewart Appelrouth	92,053,106	3,929,303	59,947,866

Ratification of the selection of RSM US LLP as our independent accountants:

For: 151,616,618	Against: 2,590,228	Abstain: 1,723,429

Approval of Board Authorization to amend Hemispherx’s Certificate of Incorporation to effect, at its sole discretion, a reverse stock split of outstanding shares of Hemispherx’s Common Stock by a ratio in the range of 8-to-1 to 12-to-1 (the “Reverse Stock Split”), with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio to be set within the above range, as determined by the Board in its discretion:

For: 136,665,900	Against: 18,252,077	Abstain: 1,012,298

Advisory, non-binding, vote on approval of the compensation of the Company’s Named Executive Officers:

For: 77,587,506	Against: 15,691,387	Abstain: 2,703,516	Broker Non-Votes: 59,947,866

Item 8.01. Other Events.

At the annual meeting of the Company's stockholders held earlier today, the stockholders approved an amendment to the Company's Certificate of Incorporation to effect the reverse stock split at a ratio in the range of 1-for-8 to 1-for-12. After the meeting, the Board of Directors approved the implementation of the reverse stock split at a ratio 1-for-12. The Company anticipates that the reverse stock split will be effective on August 26, 2016, and the Company's common stock will begin trading on a split-adjusted basis on August 29, 2016.

For more information on the Reverse Split please see the press release furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press Release dated August 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 17, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels,
Chief Executive Officer